Exhibit 99.1

S1 Corporation Announces “Dutch Auction” To Purchase Outstanding Stock

ATLANTA, March 12, 2007 — S1 Corporation (NASDAQ: SONE) (“S1” or the “Company”) today announced that it intends to commence a modified “Dutch Auction” tender offer to purchase approximately 15% of its outstanding common stock. Based on current market conditions, the tender offer will be for approximately $55 million, and at a per share range of $5.25 to $5.75. Closing of the tender offer will be subject to customary conditions. S1 expects to commence the tender offer as promptly as possible. The final number of shares, timing and other details of the offer will be determined on the date the tender offer is commenced.

Under S1’s first modified “Dutch Auction” tender offer, which expired at 12:00 midnight, Eastern Time, on Thursday, December 14, 2006, the Company accepted for purchase 10,476,190 shares of its common stock at a price per share of $5.25, including all “odd lots” properly tendered and not withdrawn. Those shares represented approximately 14.7% of the Company’s then current outstanding shares.

About S1 Corporation

S1 Corporation delivers customer interaction software for financial and payment services. Worldwide, more than 3,000 customers use S1 software solutions, which are comprised of applications that address virtually every market segment and every delivery channel. Community banks, regional banks, national banks, credit unions, retailers, telcos, and processors all rely on the banking and payments software delivered under three brand names: S1 Enterprise, Postilion and FSB Solutions. Additional information about S1 is available at www.s1.com.

Forward Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC’s web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.

Tender Offer

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The solicitation of offers to buy the Company’s common stock will only be made pursuant to the Offer to Purchase and related materials that the Company will send to its stockholders. Stockholders should read those materials carefully because they will contain important information, including the various terms and conditions of the tender offer. Stockholders will be able to obtain copies of the Offer to Purchase, related materials filed by the Company as part of the statement on Schedule “TO” and other documents filed with the Securities and Exchange Commission through the Commission’s internet address at http://www.sec.gov without charge when these documents become available. Stockholders and investors may also obtain a copy of these documents, as well as any other documents the Company has filed with the Securities and Exchange Commission, without charge, from the Company by directing such request to: Investor Relations, S1 Corporation, 3500 Lenox Road NE, Suite 200 Atlanta, Georgia 30326. Stockholders are urged to carefully read these materials prior to making any decision with respect to the offer.